Exhibit 99.1
Fourth Quarter 2006
Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Please refer to the Appendix for related definitions, reconciliations and other information.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor
800-982-9293 • 303-708-5959
Archstone-Smith Announces Record Earnings for 2006
Company Successfully Meets Goal to Substantially Exit Non-Core Markets
DENVER — February 1, 2007 — Archstone-Smith (NYSE:ASN) announced record net earnings per share (EPS) of $3.33 for the year ended December 31, 2006 — an 11% increase compared with the $3.00 reported in 2005. EPS for the fourth quarter of 2006 was $1.36, compared with $1.52 for the same period in 2005. Funds from operations (FFO) with gains/losses for the full year of 2006 was $3.86 per share, compared with $3.40 per share in 2005. FFO with gains/losses was $1.46 per share in the fourth quarter of 2006, compared with $1.39 per share for the fourth quarter of 2005. The company’s FFO for the year ended December 31, 2006 was $2.26 per share, compared with $2.10 per share reported in 2005. FFO for the fourth quarter was $0.53 per share, compared with $0.52 per share for the same period in 2005.
Same-Store Growth Continues Through 2006
Same-store revenues increased 6.5% in 2006. Year-to-date same store expenses increased 4.4%, driven primarily by an increase in personnel and insurance expenses. The company’s same-store net operating income (NOI) grew 7.5% in 2006. “2006 produced our highest NOI growth since 2000, thanks to the quality and location of our assets, the strength of our operating platform, and the hard work and dedication of our associates,” said R. Scot Sellers, chairman and chief executive officer.
Acquisitions and Dispositions Continue to Improve Portfolio
For the year ended December 31, 2006, the company acquired $1.7 billion of apartment communities, representing 4,209 units, primarily in New York City and California. Archstone-Smith also completed the sale of $1.5 billion of apartment communities during the year in markets that include Atlanta, Austin, Chicago, Dallas, Denver, Houston, Phoenix and Portland. The company’s 2006 dispositions produced cash gains of $403.1 million — a profit of approximately 38.2% on the company’s cost basis — and an unleveraged IRR of 20.1%. “Substantially exiting our non-core markets in 2006 was the culmination of a very ambitious 12-year goal for Archstone-Smith,” said Mr. Sellers. “We wanted to create the very best portfolio of apartments in the country, and are proud to have now achieved this goal.”
Tremendous Value Creation Through Development Activity
As of December 31, 2006, including joint ventures and Ameriton, the company had 5,533 units under construction with an expected investment of $1.5 billion, and 7,252 units in planning representing an expected investment of $2.3 billion. The development pipeline is concentrated in markets that include Manhattan, downtown Boston, Southern California, the San Francisco Bay Area and Washington, D.C. “During the fourth quarter of 2006, we completed Archstone Del Mar Station and Archstone Presidio View in Southern California, and Archstone Boston Common and Archstone Reading in Boston — all of these will be great long term assets for us,” added Mr. Sellers. “In addition, nearly two quarters early, we are now open for leasing at Archstone Clinton, a fantastic new development in Manhattan, where we expect first units to be delivered in February.”
- more -

Archstone-Smith Announces Record Earnings for 2006

Another Strong Year for Ameriton in 2006
Archstone-Smith’s 2006 results include gains from sales by Ameriton, the company’s wholly owned subsidiary, which contributed $64.6 million, or $0.255, to 2006 EPS, and $56.5 million, or $0.227 per share, to its FFO for the year. From 2000 through 2006, Ameriton has completed the sale of $1.8 billion of apartment communities, generating a pre-tax unleveraged IRR of 22.6%, excluding joint ventures.
Company Provides 2007 Earnings Guidance
In addition, Archstone-Smith announced its guidance for the coming year. The company’s 2007 EPS guidance is $2.20 to $2.50 per share and its FFO guidance is $2.24 to $2.38 per share, which includes the impact of a lower contribution from Ameriton gains and the incremental cost of building the company’s platform in Europe. “Our core operations remain strong, with forecasted same-store NOI growth of 5.5 — 7.5% in 2007,” said Charles E. Mueller, Jr., chief financial officer. Projected FFO per share growth at the midpoint of the company’s 2007 guidance is 9.3%, adjusting for the $14.0 million of insurance recoveries during 2006 and excluding Ameriton gains for both periods. A summary of Archstone-Smith’s 2007 guidance assumptions can be found on page 30 of the company’s Fourth Quarter 2006 Earnings Release and Supplemental Financial Information.
Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $22.3 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the New York metropolitan area, the San Francisco Bay Area, Boston and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of December 31, 2006, the company owned or had an ownership position in 348 communities, representing 88,011 units, including units under construction.
# # #
Archstone-Smith’s year-end 2006 Earnings Release and Supplemental Financial Information and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
The company will host a webcast of its conference call with senior management today at 11:00 a.m. EST. To access the webcast, visit www.ArchstoneSmith.com, select “Investors,” click on “Quarterly results,” and follow the instructions. The webcast will be archived for approximately one month.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. In addition, the historical performance described herein is not a guarantee of future performance, which may differ materially from past results. See “Risk Factors” in Archstone-Smith’s 2005 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Fourth Quarter 2006
Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$312,566	$324,716	(3.7%)	$735,452	$612,693	20.0%

Per Share Results:
Net Earnings	$1.36	$1.52	(10.5%)	$3.33	$3.00	11.0%
Funds from Operations with Gains/Losses	$1.46	$1.39	5.0%	$3.86	$3.40	13.5%
Funds from Operations (FFO)	$0.53	$0.52	1.9%	$2.26	$2.10	7.6%

Cash Distributions per Common Share	$0.435	$0.4325	0.6%	$1.74	$1.73	0.6%

Community Information	Communities	Units
Operating:
ASN Same Store	110	39,123
ASN Non-Same Store	64	21,716
International	119	8,334
ASN JVs	35	11,716
Ameriton	5	1,474
Ameriton JVs	1	115

	334	82,478

Under Construction:
ASN	5	2,150
ASN JVs	1	627
Ameriton	8	2,756

	14	5,533

Total Communities Operating and Under Construction	348	88,011

	December 31,	December 31,
Financial Position	2006	2005
Equity Market Capitalization	$14,582,767	$10,368,512
Book Value of Total Debt	6,452,427	5,328,266

Total Market Capitalization	$21,035,194	$15,696,778

Fully Converted Shares (Excluding Convertible Debt)	250,579	247,422

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	45.8%	42.8%
Total Debt/Total Undepreciated Book Capitalization	47.1%	44.6%
Total Debt/Total Market Capitalization	30.7%	33.9%

Fourth Quarter 2006
Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues:
Rental Revenues	$290,406	$220,849	$1,056,176	$777,603
Other Income	20,310	18,215	77,410	56,030

	310,716	239,064	1,133,586	833,633

Expenses:
Rental Expenses	73,180	48,118	248,837	182,546
Real Estate Taxes	25,838	20,147	94,505	69,836
Depreciation on Real Estate Investments(1)	71,803	53,662	261,438	187,771

Gross Interest Expense	83,715	58,231	297,703	203,146
Capitalized Interest	(12,170)	(11,767)	(51,808)	(39,111)

Net Interest Expense	71,545	46,464	245,895	164,035

General and Administrative	18,394	16,960	68,188	58,604
Other Expense	(4,090)	13,566	13,715	49,232

	256,670	198,917	932,578	712,024

Earnings from Operations	54,046	40,147	201,008	121,609

Plus:
Income from Unconsolidated Entities(2)	4,832	3,682	36,316	22,432
Other Non-Operating Income	201	(48)	2,338	28,807
Less:
Minority Interest — Series E and G Perpetual Preferred Units	—	—	—	741
Minority Interest — Convertible Operating Partnership Units	6,977	5,898	30,541	20,423

Net Earnings before Discontinued Operations	52,102	37,883	209,121	151,684
Plus: Net Earnings from Discontinued Operations	254,531	287,560	518,313	464,488

Net Earnings	306,633	325,443	727,434	616,172
Less: Preferred Share Dividends	957	958	3,829	3,831

Net Earnings Attributable to Common Shares — Basic	305,676	324,485	723,605	612,341
Add Back (Dilutive Securities Only):
Interest on Convertible Debt	5,979	—	11,139	—
Minority Interest	911	231	708	352

Net Earnings Attributable to Common Shares — Diluted	$312,566	$324,716	$735,452	$612,693

Diluted Weighted Average Common Shares Outstanding — Net Earnings	229,424	213,173	221,153	204,492

Diluted Earnings Per Common Share	$1.36	$1.52	$3.33	$3.00

(1)	Includes amortization expense associated with certain intangible assets recorded in connection with operating community and company acquisitions.

(2)	Includes income from the sale of unconsolidated operating communities.

Fourth Quarter 2006
Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net Earnings Attributable to Common Shares — Diluted	$312,566	$324,716	$735,452	$612,693
Depreciation on Real Estate Investments	75,784	64,047	288,295	238,789
Depreciation on Real Estate Investments — Unconsolidated Entities	3,911	1,757	9,941	8,817
Gains from Disposition of Domestic ASN Investments, net of Internal Disposition Costs	(288,461)	(312,584)	(546,327)	(446,686)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments	(5,796)	—	(17,859)	(6,311)
Promote Incentive Fee Related to Liquidation of Unconsolidated ASN Entity	—	—	3,640	—
Debt Extinguishment Costs Related to Dispositions	1,916	449	8,538	5,507
Interest on Convertible Debt	(5,979)	—	(11,138)	—
Other(1)	(2,521)	(2,061)	(14,116)	(9,646)
Minority Interest	24,969	34,054	34,211	25,326

Funds From Operations Attributable to Common Shares — Diluted	116,389	110,378	490,637	428,489
Gross Gains on the Disposition of ASN Real Estate Investments, net of Internal Disposition Costs	240,142	214,593	403,069	302,357
Interest on Convertible Debt	5,979	—	11,138	—
Minority Interest	(27,854)	(29,420)	(51,369)	(36,546)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$334,656	$295,551	$853,475	$694,300

Diluted Weighted Average Common Shares Outstanding — Funds From Operations	220,385	213,173	216,943	204,492
Assumed Conversion of Convertible Debt	9,039	—	4,210	—

Diluted Weighted Average Common Shares Outstanding — Funds From Operations with Gains/Losses	229,424	213,173	221,153	204,492

Diluted Per Share Amounts:
Funds From Operations	$0.53	$0.52	$2.26	$2.10

Funds From Operations with Gains/Losses	$1.46	$1.39	$3.86	$3.40

Quarterly Cash Distributions Per Common Share	$0.435	$0.4325	$1.74	$1.73

(1)	Primarily accumulated depreciation on Ameriton and International dispositions and the related tax impact on applicable FFO adjustments.

Fourth Quarter 2006
Balance sheets
Dollars and shares in thousands, except per share amounts

	December 31,	December 31,
	2006	2005
Assets
Real Estate(1)	$12,858,507	$11,031,917
Real Estate — Held for Sale(1)	329,133	327,347
Less: Accumulated Depreciation	957,146	836,693

	12,230,494	10,522,571

Investments in and Advances to Unconsolidated Entities	235,323	132,728

Net Investments(2)	12,465,817	10,655,299

Cash and Cash Equivalents	48,655	13,638
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	319,312	495,274
Other Assets	425,343	297,884

Total Assets	$13,259,127	$11,462,095

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$84,723	$394,578
Term Loan — International	235,771	—
Long Term Unsecured Debt	3,339,462	2,523,639
Long Term Unsecured Debt — Held for Sale	16,237	16,397
Mortgages Payable	2,743,081	2,360,181
Mortgages Payable — Held for Sale	33,153	33,471
Payables, Accrued Expenses and Other Liabilities	504,362	365,039

Total Liabilities	6,956,789	5,693,305

Minority Interest:
Operating Partnership Units/Other	739,149	787,273

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,201	2,124
Additional Paid-In Capital and Other Comprehensive Income	4,886,684	4,651,181
Retained Earnings	624,304	278,212

Total Shareholders’ Equity	5,563,189	4,981,517

Total Liabilities and Shareholders’ Equity	$13,259,127	$11,462,095

See notes on following page

Fourth Quarter 2006
Balance Sheets (continued)
Dollars in thousands
(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2005	$11,359,264
Acquisition-Related Expenditures	2,530,459
Redevelopment Expenditures	57,414
Recurring Capital Expenditures	46,354
Development Expenditures, Excluding Initial Acquisition Costs	388,502
Acquisition of Land for Development	209,916
Dispositions and Retirements	(1,403,858)
Provision for Possible Loss on Investment	(4,328)
Change in Estimated Hurricane Retirements	4,496
Other	7,987

Net Apartment Community Activity	1,836,942
Change in Other Real Estate Assets	(8,566)

Balance at December 31, 2006	$13,187,640

(2)	Includes $621.1 million and $722.6 million of Ameriton real estate assets as of December 31, 2006 and December 31, 2005, respectively.

Fourth Quarter 2006
ASN Geographic Distribution by Market(1)

	High-Rise	Garden	Total
Core Markets
Washington D.C. Metropolitan Area(2)	22.3%	12.3%	34.6%
Southern California(2)	2.8%	23.0%	25.8%
New York City Metropolitan Area	11.3%	1.2%	12.5%
San Francisco Bay Area, California	1.5%	10.0%	11.5%
Boston, Massachusetts	1.7%	3.3%	5.0%
Seattle, Washington	0.5%	3.7%	4.2%
Southeast Florida	—	2.2%	2.2%
Chicago, Illinois	2.0%	—	2.0%

Total Core Markets	42.1%	55.7%	97.8%

Non-Core Markets
Other(3)	0.4%	1.8%	2.2%

Total Non-Core Markets	0.4%	1.8%	2.2%

Total All Markets	42.5%	57.5%	100.0%

(1)	Represents the geographic distribution of communities owned as of December 31, 2006 based on NOI for the three months ended December 31, 2006, excluding JVs.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	15.6%	3.2%	18.8%
District of Columbia	6.5%	—	6.5%
Other Virginia	—	6.7%	6.7%
Other Maryland	0.2%	2.4%	2.6%

Total Washington D.C. Metropolitan Area	22.3%	12.3%	34.6%

Los Angeles County	2.2%	11.7%	13.9%
San Diego County	0.6%	4.8%	5.4%
Orange County	—	3.1%	3.1%
Ventura County	—	1.8%	1.8%
Inland Empire	—	1.6%	1.6%

Total Southern California	2.8%	23.0%	25.8%

(3)	Includes markets that represent 1.0% or less of NOI.

Fourth Quarter 2006
ASN Same Store Performance Summary
Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth		NOI Growth
	Q4 2006 vs.	YTD 2006 vs.	Q4 2006 vs.	YTD 2006 vs. YTD	Q4 2006 vs.	YTD 2006 vs.
	Q4 2005	YTD 2005	Q4 2005	2005	Q4 2005	YTD 2005

Garden Communities	7.0%	6.6%	9.9%	6.2%	5.7%	6.7%
High-Rise Communities	7.1%	6.5%	5.8%	1.9%	7.7%	8.8%

Total Portfolio	7.0%	6.5%	8.3%	4.4%	6.5%	7.5%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin		Per Unit
	Q4 2006	Q4 2005	Q4 2006	Q4 2005	Q4 2006	Q4 2005

Garden Communities	94.1%	95.6%	68.6%	69.4%	$1,430	$1,319
High-Rise Communities	95.6%	96.0%	68.5%	68.2%	$1,841	$1,702

Total Portfolio	94.6%	95.7%	68.6%	68.9%	$1,561	$1,441

	Revenue Growth		Operating Expense Growth/(Decline)		NOI Growth/(Decline)
	Q4 2006 vs.	YTD 2006 vs.	Q4 2006 vs.	YTD 2006 vs. YTD	Q4 2006 vs.	YTD 2006 vs.
	Q4 2005	YTD 2005	Q4 2005	2005	Q4 2005	YTD 2005

Core Markets Same Store Performance:
Washington D.C. Metropolitan Area	5.6%	5.6%	5.8%	1.7%	5.6%	7.4%
Southern California	7.3%	7.6%	7.7%	5.6%	7.1%	8.5%
New York City Metropolitan Area	9.1%	9.5%	4.3%	1.2%	11.0%	12.6%
San Francisco Bay Area, California	10.3%	6.8%	15.4%	11.4%	7.7%	4.7%
Boston, Massachusetts	1.7%	0.5%	12.6%	8.0%	(3.1%)	(3.1%)
Seattle, Washington	14.8%	9.1%	8.0%	4.1%	17.8%	11.7%
Southeast Florida	7.3%	12.5%	31.8%	13.7%	(6.2%)	11.8%
Chicago, Illinois	5.4%	4.9%	3.4%	(2.8%)	6.6%	10.3%

Total Core Markets	7.1%	6.5%	8.7%	4.4%	6.3%	7.5%

Sequential Same Store Performance

	Revenue Growth	Operating Expense Growth/	NOI Growth/(Decline)
	(Decline) Q4 2006 vs. Q3 2006	(Decline) Q4 2006 vs. Q3 2006	Q4 2006 vs. Q3 2006

Sequential Same Store Communities:
Garden Communities	(0.3%)	(0.5%)	(0.2%)
High-Rise Communities	0.7%	(2.7%)	2.3%

Total Portfolio	0.1%	(1.4%)	0.8%

Core Markets Sequential Same Store Performance:
Washington D.C. Metropolitan Area	(1.0%)	(5.3%)	1.0%
Southern California	(0.7%)	0.6%	(1.2%)
New York City Metropolitan Area	4.2%	2.5%	4.8%
San Francisco Bay Area, California	2.2%	5.5%	0.3%
Boston, Massachusetts	0.2%	(8.3%)	5.0%
Seattle, Washington	1.2%	0.2%	1.7%
Southeast Florida	(2.5%)	4.5%	(7.3%)
Chicago, Illinois	(0.7%)	12.1%	(6.8%)

Total Core Markets	0.1%	(0.9%)	0.6%

Fourth Quarter 2006
ASN Portfolio and Investment Summary
Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006

Garden:
Communities	129	122	121	112
Units	46,564	44,270	43,897	40,887
Total Expected Investment	$6,005,582	$5,945,512	$6,207,296	$6,194,097
Cost Per Unit	$128,975	$134,301	$141,406	$151,493

High-Rise:
Communities	60	61	63	62
Units	20,021	19,332	19,991	19,952
Total Expected Investment	$4,540,759	$4,732,238	$5,119,659	$5,212,840
Cost Per Unit	$226,800	$244,788	$256,098	$261,269

Total Portfolio:
Communities	189	183	184	174
Units	66,585	63,602	63,888	60,839
Total Expected Investment	$10,546,341	$10,677,750	$11,326,955	$11,406,937
Cost Per Unit	$158,389	$167,884	$177,294	$187,494

Portfolio Capital Expenditures - Cost Per Unit:	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006

Acquisition Related Expenditures	$50	$72	$94	$233	$443
Redevelopment Expenditures	$164	$318	$248	$236	$964
Recurring Capital Expenditures	$94	$181	$217	$238	$725

Apartment Acquisitions

Communities	4	3	5	1	13
Units	1,394	784	1,671	360	4,209
Total Expected Investment	$511,223	$361,382	$728,913	$79,978	$1,681,496
Cost Per Unit	$366,731	$460,946	$436,214	$222,161	$399,500

Apartment Dispositions

Communities	5	11	4	14	34
Units	1,296	4,469	1,385	4,384	11,534
Gross Sales Proceeds	$168,506	$462,633	$142,525	$683,585	$1,457,249
GAAP Gains, Net of Internal Disposition Costs	$66,818	$111,331	$79,717	$288,461	$546,327
Gross Gains, Net of Internal Disposition Costs	$51,581	$50,191	$61,155	$240,142	$403,069
IRR	23.4%	8.7%	25.2%	26.0%	20.1%

Fourth Quarter 2006
Historical Disposition Activity (excluding Ameriton, International and JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on
	Communities	Units	Proceeds	Sale, Net	Sale, Net	IRR

1995/1996	23	6,469	$304,507	$40,659	$17,396	12.6%

1997	26	7,250	304,640	48,232	25,735	14.1%

1998	21	7,164	405,505	65,531	45,272	14.2%

1999	40	11,338	589,313	62,093	24,131	12.4%

2000	41	13,820	793,212	93,071	27,764	12.1%

2001	58	18,473	1,201,228	100,273	21,398	10.6%

2002	15	4,747	407,632	108,884	73,478	18.6%

2003	48	15,599	1,383,125	310,901	180,455	13.0%

2004	21	9,430	1,406,171	372,217	285,643	13.8%

2005	26	8,558	1,100,409	446,686	302,357	14.2%

2006	34	11,534	1,457,249	546,327	403,069	20.1%

Total	353	114,382	$9,352,991	$2,194,874	$1,406,698	14.3%

Fourth Quarter 2006
Ameriton Historical Disposition Activity (excluding JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on	Unleveraged
	Investments	Units(1)	Proceeds (1)	Sale, Net (2)	Sale, Net (2)	IRR (1)

2000	5	1,574	$113,725	$4,117	$3,037	8.8%

2001	2	690	80,450	4,617	3,903	16.0%

2002	4	1,570	179,100	19,860	16,752	21.2%

2003	6	1,662	224,000	26,218	22,309	19.2%

2004	12	2,618	359,950	45,127	42,134	36.6%

2005	11	2,797	454,529	54,844	50,872	23.7%

2006	10	2,551	393,550	50,894	43,050	16.7%

Total	50	13,462	$1,805,304	$205,677	$182,057	22.6%

(1)	Amounts shown exclude land transactions.

(2)	Amounts shown are net of income tax.

Fourth Quarter 2006
Development Pipeline Summary
Dollars in thousands

			Investment –	Total Expected
	Communities	Units	End of Period	Investment
ASN
Under Construction — Owned	5	2,150	$406,881	$742,667

Under Construction — JV(1)	1	627	218,038	313,236

In Planning — Owned	3	1,064	75,538	447,062

In Planning — Under Control	2	777	7,122	338,847

In Planning — Owned — JV(1)	1	432	7,024	198,707

In Planning — Under Control — JV(1)	1	515	6,965	169,950

Total ASN	13	5,565	721,568	2,210,469

Ameriton
Under Construction	8	2,756	196,980	480,635

In Planning — Owned	11	3,738	111,467	936,064

In Planning — Under Control	1	176	519	75,130

In Planning — Owned — JV(1)	2	550	28,314	110,393

Total Ameriton	22	7,220	337,280	1,602,222

ASN & Ameriton
Under Construction	14	5,533	821,899	1,536,538

In Planning — Owned or Under Control	21	7,252	236,950	2,276,153

Total ASN & Ameriton	35	12,785	$1,058,849	$3,812,691

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Fourth Quarter 2006
ASN Developments Under Construction(1)
Dollars in thousands, except cost per unit amounts

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006

Starts During Period
Communities	1	—	1	—	2
Units	185	—	884	—	1,069
Total Expected Investment	$79,335	—	$270,132	—	$349,467
Total Cost Per Unit	$428,837	—	$305,579	—	$326,910

Completions During Period
Communities	—	2	—	4	6
Units	—	702	—	1,321	2,023
Total Expected Investment	—	$168,425	—	$434,461	$602,886
Total Cost Per Unit	—	$239,922	—	$328,888	$298,016

Stabilizations During Period
Communities	—	—	1	—	1
Units	—	—	396	—	396
Total Expected Investment	—	—	$88,939	—	$88,939
Total Cost Per Unit	—	—	$224,593	—	$224,593

Under Construction at End of Period
Communities	11	9	10	6
Units	3,916	3,214	4,098	2,777
Total Expected Investment	$1,378,350	$1,215,503	$1,466,692	$1,055,903
Total Cost Per Unit	$351,979	$378,190	$357,904	$380,232
Investment — End of Period	$813,532	$766,424	$936,695	$624,919

Construction Expenditures During Period, Excluding JVs	$80,413	$91,555	$98,546	$117,988	$388,502

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Fourth Quarter 2006
ASN Developments Under Construction (continued)
Dollars in thousands

			Investment -	Total		Actual or	Expected
			End of	Expected		Expected Date	Stabilization		%
		Units	Period	Investment	Start Date	for First Units	Date	% Leased	Ownership

ASN Communities Under Construction, Including JVs

Garden
Archstone Warner Center	Los Angeles, California	522	$109,791	$127,500	Q3/04	Q4/06	Q1/08	7%	100%

Archstone Santa Monica on Main Street	Santa Monica, California	133	62,992	72,507	Q4/04	Q1/07	Q2/07	N/A	100%

Archstone San Bruno Phase II(1)	San Bruno, California	185	61,695	79,335	Q1/06	Q3/07	Q2/08	N/A	100%

Archstone Gateway	Orange, California	884	60,162	270,131	Q3/06	Q4/07	Q1/11	N/A	100%

Total Garden		1,724	$294,640	$549,473

High-Rise
North Point Place I	Cambridge, Massachusetts	426	112,242	193,194	Q2/05	Q4/07	Q3/09	N/A	100%

Archstone Clinton	New York, New York	627	218,037	313,236	Q3/05	Q1/07	Q4/09	N/A	59	%(2)

Total High-Rise		1,053	$330,279	$506,430

Total ASN Communities Under Construction, Including JVs		2,777	$624,919	$1,055,903

(1)	Archstone San Bruno Phase II was already under construction when acquired in Q1/06. The actual start date for this project was Q2/05.

(2)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of December 31, 2006.

Fourth Quarter 2006
ASN Developments In Planning — Owned or Under Control
Dollars in thousands

			Investment -	Total Expected
In Planning at End of Period	Communities	Units	End of Period	Investment	% Ownership
Wholly Owned
In Planning — Owned	3	1,064	$75,538	$447,062	100%
In Planning — Under Control	2	777	7,122	338,847	100%

JVs
In Planning — Owned	1	432	7,024	198,707	75	%(1)
In Planning — Under Control	1	515	6,965	169,950	93	%(1)

	7	2,788	$96,649	$1,154,566

			Investment -	Total Expected
Market	Communities	Units	End of Period	Investment
Washington D.C. Metropolitan Area	5	2,027	$75,502	$807,066

Boston, Massachusetts	2	761	21,147	347,500

	7	2,788	$96,649	$1,154,566

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of December 31, 2006.

Fourth Quarter 2006
Ameriton Summary
Dollars in thousands
Ameriton FFO Contribution from Gains:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Gains on Dispositions, net of Internal Disposition Costs	$(498)	$14,698	$51,245	$75,248
JV Gains on Dispositions, net	78	1,008	19,814	14,219
Gains on Disposition of Land, net	8,580	12	19,525	2,670

Total GAAP Gains, net	8,160	15,718	90,584	92,137
Accumulated Depreciation and Income Taxes Attributable to Dispositions	992	(4,070)	(34,071)	(33,748)

FFO Impact of Gains, Before Minority Interest	9,152	11,648	56,513	58,389
Minority Interest Attributable to Dispositions	(1,094)	(1,604)	(7,295)	(7,087)

FFO Impact of Ameriton Gains, After Minority Interest	$8,058	$10,044	$49,218	$51,302

Diluted Weighted Average Archstone-Smith Common Shares Outstanding (FFO)	220,385	213,173	216,943	204,492

Impact on FFO Per Share of Ameriton Gains	$0.04	$0.05	$0.23	$0.25

Ameriton Investment Summary:

			Investment - End	Total Expected
Wholly Owned	Communities	Units	of Period	Investment	% Ownership
Operating Communities	5	1,474	$174,983	$176,673	100%

Communities Under Development:
Under Construction	8	2,756	196,980	480,635	100%
In Planning — Owned	11	3,738	111,467	936,064	100%
In Planning — Under Control	1	176	519	75,130	100%

	20	6,670	308,966	1,491,829

Other Real Estate Assets	N/A	N/A	102,093	109,334	100%

Total Wholly Owned	25	8,144	586,042	1,777,836

JV(1)
Operating Community	1	115	32,925	32,925	82%
Under Construction and In Planning — Owned	2	550	28,314	110,393	95%
Other Real Estate Assets	N/A	N/A	15,298	18,739	76%

Total JV	3	665	76,537	162,057

Total	28	8,809	$662,579	$1,939,893

Ameriton Development Summary, Including JVs:

	Under Construction or In Planning
			Investment -End	Total Expected
	Communities	Units	of Period	Investment
California	6	1,440	$66,319	$561,072
Washington, DC Metropolitan Area	4	1,579	96,497	347,383
Houston/Dallas	5	2,066	44,672	345,334
Atlanta	3	1,006	84,214	147,291
Southeast Florida	2	572	25,409	119,313
Phoenix	2	557	20,169	81,829

	22	7,220	$337,280	$1,602,222

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of December 31, 2006.

Fourth Quarter 2006
Capitalization Summary
Dollars and shares in thousands, except per share amounts

	December 31,	December 31,
Market Capitalization	2006	2005

Common Shares and Units:
Common Shares (Public)	220,147	212,414
Convertible Operating Partnership Units	29,514	33,910

Total Common Shares and Operating Partnership Units(1)	249,661	246,324
Closing Share Price	$58.21	$41.89

Market Capitalization of Common Shares and Units	14,532,767	10,318,512

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	50,000	50,000

Total Equity Market Capitalization	14,582,767	10,368,512

Book Value of Total Debt	6,452,427	5,328,266

Total Market Capitalization	$21,035,194	$15,696,778

Reconciliation of Archstone-Smith FFO to Operating Partnership FFO (Diluted)(1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Archstone-Smith FFO	$116,389	$110,378	$490,637	$428,489
Add Back Minority Interest Share of:
Earnings Before Discontinued Operations	6,977	5,898	30,541	20,423
Discontinued Operations	34,708	45,924	77,100	64,168
Net Impact of FFO Reconciling Items	(24,969)	(34,054)	(34,211)	(25,326)
Other	(911)	(231)	(708)	(352)

Operating Partnership FFO	$132,194	$127,915	$563,359	$487,402

Archstone-Smith Weighted Average Shares	220,385	213,173	216,943	204,492
Weighted Average Operating Partnership Units	29,929	33,869	32,155	28,116

Operating Partnership Weighted Average Shares	250,314	247,042	249,098	232,608

Operating Partnership FFO Per Share(1)	$0.53	$0.52	$2.26	$2.10

(1)	As of December 31, 2006, Archstone-Smith owned approximately 88.2% of the Operating Partnership’s outstanding common units, and the remaining 11.8% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)	As of December 31, 2006, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

Fourth Quarter 2006
Debt Summary
Dollars in thousands

	Outstanding Balance at
			Effective Interest	Weighted Average Remaining
	December 31, 2006	December 31, 2005	Rate(1)	Life to Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$84,723	$394,578	5.9%	3.5
Tax-Exempt Debt	76,295	77,072	4.2%	16.6

	161,018	471,650	5.1%	9.7

Secured Floating Rate Debt:
Tax-Exempt Debt	935,536	839,318	4.9%	21.9
Conventional Mortgages	167,020	54,455	4.6%	9.5
Term Loan — International	235,771	—	4.1%	0.6

	1,338,327	893,773	4.7%	16.6

Unsecured Long-Term Fixed Rate Debt	3,279,404	2,462,964	5.6%	5.3

Secured Fixed Rate Debt:
Tax-Exempt Debt	3,086	—	6.4%	25.2
Conventional Mortgages	1,651,650	1,480,170	5.8%	5.8
Other Secured Debt	18,942	19,709	3.2%	16.5

	1,673,678	1,499,879	5.8%	5.9

Total Debt Outstanding at End of Period	$6,452,427	$5,328,266	5.4%	7.9

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly Scheduled	Final Maturities	Regularly Scheduled	Final Maturities		Effective Interest	Maturities as a % of Total
	Principal Amortization	and Other	Principal Amortization	and Other	Total	Rate(1)	Market Capitalization
2007	$31,250	$355,000	$18,992	$85,933	$491,175	5.5%	2.3%
2008	31,250	303,040	19,387	193,109	546,786	4.6%	2.6%
2009	51,250	30,000	19,138	381,096	481,484	6.2%	2.3%
2010	43,750	220,000	17,984	122,760	404,494	6.0%	1.9%
2011	50,000	575,000	19,208	199,381	843,589	4.8%	4.0%
Thereafter and debt discount	252,500	1,412,659	499,365	1,199,881	3,364,405	5.6%	16.0%

Total	$460,000	$2,895,699	$594,074	$2,182,160	$6,131,933	5.5%	29.2%

Leverage and Coverage Ratios
Information as of December 31, 2006, except for coverage ratios, which are computed based on the twelve months ended December 31, 2006.

Long-Term Floating Rate Debt (excludes revolving credit facilities and term loan — International) as a Percentage of Long-Term Debt	19.2%
Total Floating Rate Debt as a Percentage of Total Debt	23.2%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)	$410,079
Unencumbered Assets (undepreciated book value of real estate and all cash)	$7,991,438

Long Term Debt/Long Term Undepreciated Book Capitalization(3)	45.8%
Total Debt/Total Undepreciated Book Capitalization(3)	47.1%
Total Debt/Total Market Capitalization	30.7%

	ASN Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	5.1	3.1
Debt Service Coverage Ratio	4.9	3.0
Fixed Charge Coverage Ratio	5.1	3.1

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the twelve months ended December 31, 2006.

(2)	Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at December 31, 2006.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

Fourth Quarter 2006
Supplemental Information for Net Asset Value Calculation
Dollars in thousands, except footnotes

		Three Months Ended
		December 31, 2006
Income Statement Information
Net Operating Income (NOI)		$191,388
NOI for Assets Held for Sale(1)	6,828
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	7,453

Total Adjustments		14,281

Adjusted NOI (70,647 operating units, excluding JVs)		$205,669

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments — at cost:(3)
Communities Under Construction	$406,881
Communities In Planning(4)	82,660

Total		$489,541

Wholly Owned Ameriton Developments — at cost:(3)
Communities Under Construction	$196,980
Communities In Planning(4)	111,986

Total		$308,966

Other Real Estate:
ASN Land Held	$29,308
Other Ameriton Assets	52,486

Total		$81,794

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	$135,793
Under Development — ASN	108,339
Under Development — Ameriton	18,250

Total(5)		$262,382

Cash and Restricted Cash		$367,967

Other Assets, Excluding Costs Related to Communities In Planning — Under Control (4)		$417,702

Liabilities:
Tax-Exempt Debt	$1,014,917
Other Debt	5,437,510
Other Liabilities	504,362

Total Liabilities		$6,956,789

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		220,147
Convertible Operating Partnership Units Outstanding		29,514
Stock Options (Treasury Stock Method)		918

Fully Converted Shares (Excluding Convertible Debt, which is included in Liabilities)		250,579

(1)	Excludes $6.6 million of NOI associated with assets sold during the three months ended December 31, 2006.

(2)	Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended December 31, 2006, and the NOI for the quarter assuming the underwritten stabilized yield.

(3)	The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.2 billion and $1.6 billion, respectively, at December 31, 2006. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which is shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)	Communities In Planning includes $7.1 million and $0.5 million for ASN and Ameriton, respectively, that is included in Other Assets on our balance sheet.

(5)	Includes $27.1 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP and were therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

Fourth Quarter 2006
ASN Operating Joint Ventures (1)
Dollars in thousands

Joint Venture Operating Community Overview
Communities	35
Units	11,716

Average ownership percentage (2)	34.9%
Pro rata share of debt	$193,370
Summary Balance Sheet Information (3)

December 31, 2006
Assets:
Real Estate	$1,218,554
Other Assets	95,248

Total Assets	$1,313,802

Liabilities and owners’ equity:
Mortgages payable	752,843
Other liabilities	104,432

Total liabilities	857,275

Members’ equity	456,527

Total liability and members’ equity	$1,313,802

Net Operating Income by Market (3)

	Three Months Ended
	December 31, 2006%
Washington, DC Metropolitan Area	$5,051	23.2%
Texas	4,176	19.2%
Southeast Florida	3,618	16.6%
Atlanta	2,606	12.0%
California	1,333	6.1%
Orlando	1,253	5.8%
Phoenix	1,155	5.3%
Other	2,570	11.8%

Total Net Operating Income	$21,762	100.0%

(1)	Excludes projects under development.

(2)	Percentage represents our ownership percentage of the unconsolidated joint ventures as of December 31, 2006.

(3)	Represents combined condensed financial information of joint ventures on a stand-alone basis.

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
General Definitions
Ameriton — A taxable REIT subsidiary (TRS) owned by the Operating Partnership, which focuses on opportunistic short-term investments.
Archstone-Smith — The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.
ASN — For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.
GAAP — United States Generally Accepted Accounting Principles.
High-Rise — Those communities with five or more above-ground floors.
In Planning — Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction is expected to commence subsequent to the completion of the entitlement and building permit processes.
Internal Rate of Return (IRR) — On a sold community, IRR refers to the unleveraged IRR calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead and internal disposition costs but not depreciation or allocations for corporate general and administrative expenses, interest expenses, income tax expenses (if any) or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRRs are an important indicator of the value created during the ownership period. Historical IRRs are not necessarily indicative of IRRs that will be produced in the future. Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.
JV — Is used to refer to an unconsolidated joint venture.
Leased — For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.
Operating Partnership — Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations. Archstone-Smith owned approximately 88.2% of the Operating Partnership’s outstanding common units as of December 31, 2006.
Total Expected Investment (TEI) — For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.
Under Control — A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to approval of contingencies during the due diligence and entitlement processes.

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information
Funds From Operations (FFO) is a non-GAAP measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies. FFO adjusts GAAP net earnings to exclude depreciation and gains and losses from the sales of previously depreciated properties. Our calculation of FFO includes gains and losses from dispositions of properties acquired or developed by our taxable REIT subsidiaries such as Ameriton, as the fundamental purpose of these entities is to take advantage of short-term investment opportunities, gains and losses from our international subsidiaries, and promote incentive fee income resulting from the liquidation of unconsolidated joint ventures, if any. If they relate to a disposition, we exclude prepayment penalties and include the cost or benefit of unamortized purchase accounting-related debt adjustments. Our share of the FFO relating to our unconsolidated entities is calculated on the same basis.
FFO is presented as a supplemental financial measure and does not fully represent our operating performance. We believe that GAAP Net Earnings remains the primary measure of operating performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings. FFO is not intended to be a measure of cash flow or liquidity. Please refer to our consolidated financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows. A reconciliation of Net Earnings to FFO is provided on Page 6 to help users understand the differences between our calculation of FFO and GAAP Net Earnings. In addition, it allows users to compare our calculation of FFO to that of other real estate companies, which may define FFO differently.
Funds From Operations with Gain/Loss is calculated as FFO (defined above) plus Gross Gains/Losses From the Disposition of Real Estate Investments not included in FFO, as defined above. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses From the Disposition of Real Estate Investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 6 for a reconciliation of Net Earnings to FFO with Gains/Losses.
Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.
ASN Disposition Recap
ASN dispositions in the three months ending December 31, 2006 include ASN Legacy in Dallas, TX (244 units); Summerstone in Dallas, TX (192 units); Doral West in Doral, FL (388 units); City Heights in Portland, OR (156 units); North Dallas in Dallas, TX (228 units); Newport Crossing in Newcastle, WA (192 units); Oak Park in Oak Park, IL (125 units); Shadowood in Sacramento, CA (301 units); Waterview in Coconut Creek, FL (192 units); One East Delaware in Chicago, IL (306 units); Paradise Lakes in Phoenix, AZ (1,222 units); Fair Lakes in Fairfax, VA (282 units); Sussex Commons I & II in Alexandria, VA (556 units).

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information (continued)
ASN Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

		Accumulated
	GAAP Gains on Sale,	Depreciation and	Gross Gains on
	Net	Impairments	Sale, Net

1995/1996	$40,659	($23,263)	$17,396
1997	48,232	(22,497)	25,735
1998	65,531	(20,259)	45,272
1999	62,093	(37,962)	24,131
2000	93,071	(65,307)	27,764
2001	100,273	(78,875)	21,398
2002	108,884	(35,406)	73,478
2003	310,901	(130,446)	180,455
2004	372,217	(86,574)	285,643
2005	446,686	(144,329)	302,357
2006	546,327	(143,258)	403,069

	$2,194,874	($788,176)	$1,406,698

API Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

	GAAP Gains on Sale,	Accumulated	Gross Gains on
	Net	Depreciation(1)	Sale, Net

2000	$4,117	($1,080)	$3,037
2001	4,617	(714)	3,903
2002	19,860	(3,108)	16,752
2003	26,218	(3,909)	22,309
2004	45,127	(2,993)	42,134
2005	54,844	(3,972)	50,872
2006	50,894	(7,844)	43,050

	$205,677	($23,620)	$182,057

(1)	Represents accumulated depreciation net of the related tax impact.

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information
Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. A reconciliation of Same Store NOI to Earnings from Operations is provided below.
ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). The Same Store community populations were as follows:
- Q4 2006 vs. Q4 2005 population includes 145 eligible apartment communities (50,657 units) and excludes 29 ineligible apartment communities (10,182 units).
- YTD 2006 vs. YTD 2005 population includes 110 eligible apartment communities (39,123 units) and excludes 64 ineligible apartment communities (21,716 units).
- Q4 2006 vs. Q3 2006 sequential population includes 161 apartment communities (55,600 units) and excludes 13 ineligible apartment communities (5,239 units).

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

ASN Same Store NOI	$156,844	$147,305	$492,406	$457,896
Non-Same Store NOI, Including Ameriton Properties and Other	47,997	37,880	298,863	201,544
NOI Classified as Discontinued Operations — Communities Sold	(6,625)	(25,970)	(50,128)	(112,156)
NOI Classified as Discontinued Operations — Communities Held for Sale	(6,828)	(6,631)	(28,307)	(22,063)

NOI	191,388	152,584	712,834	525,221
Other Income	20,310	18,215	77,410	56,030
Depreciation on Real Estate Investments	(71,803)	(53,662)	(261,438)	(187,771)
Interest Expense	(71,545)	(46,464)	(245,895)	(164,035)
General and Administrative Expense	(18,394)	(16,960)	(68,188)	(58,604)
Other Expense	4,090	(13,566)	(13,715)	(49,232)

Earnings from Operations	$54,046	$40,147	$201,008	$121,609

Oakwood Master Lease Communities refers to 14 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood under master lease agreements. We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues. Our average physical occupancy and potential effective rent metrics exclude the Oakwood Master Lease Communities.
Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.
Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio during the fourth quarter of 2006 was $1,429 for the garden communities, $1,943 for the high-rise communities and $1,603 for the total ASN portfolio.

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)
The average physical occupancy for the ASN operating portfolio was 92.8% for Q4 2006.
The units and dollar amounts for the Q4 2006 and the YTD 2006 same store populations in our core markets and the corresponding reconciliations to consolidated Archstone-Smith NOI are as follows:
Reconciliation of Core Same Store NOI by Market to Consolidated Archstone-Smith NOI:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q4 2006	YTD 2006	Q4 2006	YTD 2006	Q4 2006	YTD 2006	Q4 2006	YTD 2006

Washington D.C. Metropolitan Area	17,991	16,450	$85,629	$313,923	$26,103	$97,419	$59,526	$216,504
Southern California	14,576	8,886	62,687	159,468	18,673	47,760	44,014	111,708
New York City Metropolitan Area	1,706	1,218	16,448	44,913	4,318	11,238	12,130	33,675
San Francisco Bay Area, California	5,994	4,239	23,380	70,400	8,183	23,078	15,197	47,322
Boston, Massachusetts	2,125	1,897	11,498	39,811	3,879	13,765	7,619	26,046
Seattle, Washington	3,380	2,616	10,421	30,360	3,092	9,689	7,329	20,671
Southeast Florida	1,924	1,924	7,370	29,529	3,219	11,566	4,151	17,963
Chicago, Illinois	1,113	809	5,843	18,904	2,114	7,251	3,729	11,653

Total Same Store Core Markets	48,809	38,039	223,276	707,308	69,581	221,766	153,695	485,542

Total Same Store Non-core Markets	1,848	1,084	5,424	11,667	2,275	4,803	3,149	6,864

Total ASN Same-Store	50,657	39,123	228,700	718,975	71,856	226,569	156,844	492,406

Non-Same Store and Other	23,492	35,026	85,027	476,658	37,030	177,795	47,997	298,863

Total	74,149	74,149	313,727	1,195,633	108,886	404,364	204,841	791,269

Less: Discontinued Operations	(3,502)	(3,502)	(23,321)	(139,457)	(9,868)	(61,022)	(13,453)	(78,435)

Total per Statement of Earnings	70,647	70,647	$290,406	$1,056,176	$99,018	$343,342	$191,388	$712,834

Core Same Store Communities — ASN Markets:

	Average Physical
	Occupancy
	Q4 2006	YTD 2006

Washington D.C. Metropolitan Area	94.5%	95.8%
Southern California	94.8%	95.7%
New York City Metropolitan Area	96.4%	97.3%
San Francisco Bay Area, California	95.2%	96.2%
Boston, Massachusetts	95.3%	95.8%
Seattle, Washington	93.6%	94.4%
Southeast Florida	91.9%	94.3%
Chicago, Illinois	94.8%	95.3%

Total	94.6%	95.7%

The units and dollar amounts for the Q4 2006 sequential population of same store communities in our core markets are as follows:
Core Markets:

		Q4 2006
			Operating	Net Operating
	Units	Revenues	Expenses	Income

Washington D.C. Metropolitan Area	18,656	$88,282	$27,163	$61,119
Southern California	15,155	65,310	19,427	45,883
New York City Metropolitan Area	2,719	27,735	7,541	20,194
San Francisco Bay Area, California	6,927	28,118	10,543	17,575
Boston, Massachusetts	2,311	12,759	4,261	8,498
Seattle, Washington	3,746	11,251	3,393	7,858
Southeast Florida	1,924	7,370	3,219	4,151
Chicago, Illinois	1,113	5,842	2,113	3,729

Total	52,551	$246,667	$77,660	$169,007

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information
The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold. We had 9 operating apartment communities, representing 3,502 units, held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$11,386	$47,995	$91,998	$204,499
Rental Expenses — Communities Sold	(3,691)	(15,951)	(30,420)	(65,618)
Real Estate Taxes — Communities Sold	(1,070)	(6,074)	(11,450)	(26,725)

NOI — Communities Sold	6,625	25,970	50,128	112,156

Rental Revenues — Communities Held for Sale	11,935	10,503	47,459	35,307
Rental Expenses — Communities Held for Sale	(3,780)	(2,809)	(13,623)	(9,097)
Real Estate Taxes — Communities Held for Sale	(1,327)	(1,063)	(5,529)	(4,147)

NOI — Communities Held for Sale	6,828	6,631	28,307	22,063

Depreciation on Real Estate Investments	(3,981)	(10,384)	(26,858)	(51,017)
Interest, net	(4,404)	(12,919)	(29,931)	(53,533)
Ameriton Income Taxes(1)	(1,876)	(1,147)	(9,972)	(15,600)
Provision for Possible Loss on Real Estate Investments	—	(1,500)	(4,328)	(1,500)
Debt Extinguishment Costs Related to Dispositions	(1,916)	(449)	(9,505)	(5,847)
Allocation of Minority Interest	(34,708)	(45,924)	(77,100)	(64,168)
Gains on Disposition of Ameriton Operating Communities, net	(558)	14,729	54,728	76,326
Internal Disposition Costs — Ameriton Transactions	60	(31)	(3,483)	(1,078)
ASN Gains on Disposition of ASN Real Estate Investments, net	289,227	313,406	548,187	448,358
Internal Disposition Costs — ASN Transactions	(766)	(822)	(1,860)	(1,672)

Net Earnings from Discontinued Operations	$254,531	$287,560	$518,313	$464,488

(1)	Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $8.1 million and $4.0 million for the twelve months ended December 31, 2006 and 2005, respectively, are recorded in Other Expense in our Statements of Earnings.
Reconciliation of Other Expense included in Statement of Earnings to Fund From Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Other Expense — Earnings from Operations	($4,090)	$13,566	$13,715	$49,232
Ameriton Income Taxes	1,876	1,147	9,972	15,600
Provision for Possible Loss on Real Estate Investments	—	1,500	4,328	1,500
Debt Extinguishment Costs Related to Dispositions	1,916	449	9,505	5,847

Other Expense — Net Earnings	(298)	16,662	37,520	72,179

Debt Extinguishment Costs Related to ASN Dispositions	(1,916)	(449)	(8,538)	(5,507)
Income Taxes (portion related to depreciation)	2,485	629	2,076	589

Other Expense — Funds From Operations	271	16,842	31,058	67,261

Less amount related to Income Taxes	3,248	(2,035)	(14,598)	(20,188)

Other Expense — Funds From Operations, net of Income Taxes	$3,519	$14,807	$16,460	$47,073

Fourth Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Reconciliation of ASN Operating Joint Ventures NOI to Net Earnings for ASN’s Joint Ventures

Three Months
Ended
December 31,
2006
Rental Revenues	$36,096
Rental Expenses	(14,334)

Net Operating Income — ASN Joint Ventures, excluding developments	21,762

Other Income	2,063
Other Expenses	(15,888)
Gains from Dispositions	31,130
Depreciation	(9,881)

Net Earnings — ASN Joint Ventures, excluding developments	$29,186

Senior Unsecured Debt Ratings and Coverage Ratio Information
Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1
Standard & Poors	BBB+
Fitch	A-
Coverage Ratio Information:
The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).
The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).
The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.
Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2006
Net Earnings	$727,434
Interest Expense, net	275,826
Ameriton and International Income Taxes	12,522
Minority Interest	107,641
Depreciation Expense	288,296

EBITDA	1,411,719
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(546,327)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments, net of promote incentive fees	(14,219)

EBITDA Without ASN Gains	$851,173

Fourth Quarter 2006
2007 Guidance

FFO Per Share	$2.24 to $2.38
Add: ASN Gains, Per Share	$1.01 to $1.17
Less: Depreciation, Per Share	$1.05

GAAP Net Earnings, Per Share	$2.20 to $2.50

Ameriton Gains Included in FFO, Per Share	$0.10 to $0.20
Add: Depreciation on Dispositions, Per Share	$0.01 to $0.02

Ameriton Gains included in GAAP Net Earnings, Per Share	$0.11 to $0.22

Same Store
Revenue Growth	5.5% to 7.0%
Operating Expense Growth	5.0% to 6.0%
Net Operating Income (NOI) Growth	5.5% to 7.5%

ASN Dispositions (Gross Sales Proceeds)	$700M to $900M

ASN Acquisitions (Total Expected Investment)	$700M to $900M

ASN Development Starts (Total Expected Investment)(1)	$400M to $500M

Recurring Capex Per Unit	$700 to $800

Income from Unconsolidated Entities(2)
Income from Unconsolidated Entities in FFO	$15M to $17M
Less: Depreciation on Joint Ventures	$5M to $6M

Income from Unconsolidated Entities in GAAP Net Earnings	$10M to $11M

Other Income(2)	$32M - $38M

Other Expenses(3)	$6M - $9M

Capitalized Interest	$48M to $53M

General and Administrative Expenses	$75M to $80M

(1)	Including JV development starts

(2)	Excluding gains

(3)	Excluding income taxes. Other Expense guidance same for FFO and GAAP Net Earnings